UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

SRA INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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Explanatory Note
     On June 15, 2011, SRA International, Inc. (the “Company” or “SRA”) issued its Definitive Proxy Statement (the “Proxy”) regarding a proposal that the Company’s shareholders vote to adopt the Agreement and Plan of Merger, dated as of March 31, 2011 (“Merger Agreement”), with Sterling Parent Inc., a Delaware corporation (“Parent”), and Sterling Merger Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub” and, such transaction, the “Merger”). Parent and Merger Sub are affiliates of Providence Equity Partners L.L.C. (“Providence”). Among other things, the Proxy contained: (i) information in the “Background of the Merger” section as to meetings between Dr. Ernst Volgenau, the chairman of the Company’s board of directors and its controlling shareholder, and certain entities bidding to acquire or merge with the Company, which occurred between February 24, 2011 and March 11, 2011, and (ii) statements in the “Opinion of Financial Advisor to the Special Committee” section that (a) the special committee’s financial advisor in connection with the Merger, Houlihan Lokey Capital, Inc. (“Houlihan Lokey”), and certain of its affiliates have provided certain financial or valuation advisory services to Providence and certain of its portfolio companies and (b) affiliates of Houlihan Lokey may have committed to invest in private equity or other investment funds managed or advised by Providence.
This filing supplements those disclosures with the following related information:
On March 3, 2011, Dr. Volgenau discussed a potential strategic transaction with Strategic Bidder B.
The meetings that occurred on February 24, 2011, February 28, 2011, March 3, 2011, and March 11, 2011 between Dr. Volgenau and Financial Bidder A, Providence, Strategic Bidder B and Strategic Bidder C, respectively, were arranged by Houlihan Lokey at the direction of the special committee, based on the special committee’s decision at its February 21, 2011 meeting that the bidders who had submitted written indications of interest would be given an opportunity to meet with Dr. Volgenau to discuss a potential transaction with him, including possible rollover, voting or similar arrangements. During these meetings with bidders, Dr. Volgenau expressed his desire that SRA’s name, values and culture be preserved following a transaction. No individuals from the special committee or its advisors (including Houlihan Lokey) attended those meetings. After each meeting concluded, representatives of Houlihan Lokey met with Dr. Volgenau to discuss the meeting, then subsequently updated the special committee with the information gathered from Dr. Volgenau. This information included that Dr. Volgenau had expressed his receptiveness to a potential transaction with each of the bidders.
Based in part on information provided by Providence regarding Providence, its funds and its portfolio companies, Houlihan Lokey has indicated to the special committee that, during the two years prior to March 31, 2011 (the date of Houlihan Lokey’s opinion to the special committee), (i) neither Providence nor its funds have paid any fees to Houlihan Lokey, Inc. and its subsidiaries (including Houlihan Lokey) for any services, and (ii) certain of Providence’s portfolio companies paid Houlihan Lokey, Inc. and its subsidiaries (including Houlihan Lokey) aggregate fees of approximately $3.5 million for certain financial or valuation advisory services rendered to such portfolio companies unrelated to the Merger.
Based in part on information provided by Providence regarding the funds managed or advised by Providence, Houlihan Lokey has indicated to the special committee that neither Houlihan Lokey, Inc. nor any of its subsidiaries (including Houlihan Lokey) has invested or committed to invest in such funds, including the Providence funds involved in the Merger.

     In the case captioned as Southeast Pennsylvania Transportation Authority v. Dr. Ernst Volgenau, et al., C.A. No. 6354-VCN (Delaware Chancery Court), the parties have informed the Court that plaintiff no longer seeks to enjoin the shareholder vote on the Merger, and accordingly, the Court canceled a hearing on June 30, 2011 that previously had been scheduled regarding plaintiff’s motion for a preliminary injunction. While plaintiff no longer seeks to enjoin the shareholder vote on the Merger, plaintiff continues to otherwise pursue the claims in its case.
Forward-Looking Statements
     Any statements in this report about future expectations, plans, and prospects for SRA, including statements about the Merger and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Company’s actual results to differ materially from the results the Company anticipates include, but are not limited to: (i) the inability to complete the Merger by an affiliate of Providence due to the failure (a) to obtain the requisite stockholder approvals for the Merger contemplated by the Merger Agreement; (b) to satisfy other conditions to the completion of the Merger contemplated by the Merger Agreement; or (c) to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the Merger Agreement; (ii) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that have been or may be instituted against the Company and others relating to the Merger; (iii) the occurrence of any other event, change or circumstance that could give rise to a termination of the Merger Agreement; (iv) the fact that, if the Merger is not consummated due to a breach of the Merger Agreement by the affiliates of Providence that are parties to the Merger Agreement, SRA’s remedy may be limited to receipt of a termination fee of $112.9 million, and if the Merger is not consummated under certain circumstances, SRA is not entitled to receive any such termination fee; (v) if the Merger Agreement is terminated under specified circumstances, SRA may be required to pay an affiliate of Providence a termination fee of up to $47 million; (vi) the diversion of management’s attention from ongoing business concerns due to the announcement and pendency of the Merger; (vii) the effect of the announcement of the Merger on the Company’s business relationships, operating results and business generally; (viii) the effect of the Merger Agreement’s contractual restrictions on the conduct of the Company’s business prior to the completion of the Merger; (ix) the possible adverse effect on the price of the Company’s common stock if the Merger is not completed in a timely matter or at all; (x) the amount of the costs, fees, expenses and charges related to the Merger; (xi) reduced spending levels and changing budget priorities of the Company’s largest customer, the United States federal government, which accounts for more than 95% of the Company’s revenue; (xii) failure to comply with complex laws and regulations, including but not limited to the False Claims Act, the Federal Acquisition Regulations, the Truth in Negotiations Act, the U.S. Government Cost Accounting Standards and the Foreign Corrupt Practices Act; (xiii) possible delays or overturning of the Company’s government contract awards due to bid protests, loss of contract revenue or diminished opportunities based on the existence of organizational conflicts of interest or failure to perform by other companies on which the Company depends to deliver products and services; (xiv) security threats, attacks or other disruptions on the Company’s information infrastructure, and failure to comply with complex network security and data privacy legal and contractual obligations or to protect sensitive information; (xv) inability or failure to adequately protect the Company’s proprietary information or intellectual property rights or violation of third party intellectual property rights; (xvi) potential for significant economic or personal liabilities resulting from failures, errors, delays or defects associated with products, services and systems the Company supplies; (xvii) adverse changes in federal government practices; (xviii) appropriation uncertainties; (xix) price reductions, reduced profitability or loss of market share due to intense competition, including for U.S. government contracts or recompetes, and commoditization of services the Company offers; (xx) failure of the customer to fund a contract or exercise options to extend contracts, or the Company’s inability to successfully execute awarded contracts; (xxi) any adverse results of audits and investigations conducted by the Defense Contract Audit Agency or any of the Inspectors General for various agencies with which the Company contracts, including, without limitation, any determination that the Company’s contractor management information systems or contractor internal control systems are deficient; (xxii) difficulties accurately estimating contract costs and contract performance requirements; (xxiii) challenges in attracting and retaining key personnel or high-quality employees, particularly those with security clearances; (xxiv) failure to manage acquisitions or divestitures successfully (including identifying and valuating acquisition targets and integrating acquired companies), losses associated with divestitures or the Company’s inability to enter into divestitures at attractive prices and on desired timelines; (xxv) inadequate insurance coverage; and (xxvi) pending litigation and any resulting sanctions, including but not limited to penalties, compensatory damages or suspension or debarment from future government contracting.
     Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this report represent the Company’s views as of the date of this report. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report.
Important Additional Information
     In connection with the Merger, SRA filed a definitive proxy statement and other relevant documents, including a form of proxy card, with the SEC on June 15, 2011. Investors are urged to read the proxy statement and any other documents filed with the SEC in connection with the Merger or incorporated by reference in the proxy statement because they contain important information.
     Investors can obtain these documents free of charge at the SEC’s web site (www.sec.gov). In addition, documents filed with the SEC by SRA are available free of charge from SRA International, Inc., c/o Investor Relations, 4350 Fair Lakes Court, Fairfax, VA 22033, or by telephone at 703.502.7731 or by email to Investor@sra.com.
     The directors, executive officers and certain other members of management and employees of SRA may be deemed “participants” in the solicitation of proxies from stockholders of SRA in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of SRA in connection with the proposed acquisition are set forth in the proxy statement and the other relevant documents filed with the SEC. You can find information about SRA’s executive officers and directors in its Annual Report on Form 10-K for the year ended June 30, 2010 and in its definitive proxy statement filed with the SEC on June 15, 2011.